Exhibit 15.1

Deloitte	Deloitte & Touche S.p.A. Via Fratelli Bandiera, 3 31100 Treviso Italia Tel: +39 0422 5875 Fax: +39 0422 587812 www.deloitte.it

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LUXOTTICA GROUP S.p.A.

We consent to the incorporation by reference in Registration Statements No. 333-14006 and 333-9546 on Form S-8 of our report dated April 3, 2006, relating to the financial statements and financial statement schedule of Luxottica Group S.p.A., appearing in this Annual Report on Form 20-F for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE S.p.A.

Treviso, Italy

June 27, 2006